UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on May 2, 2014 (the “Annual Meeting”), shareholders considered three proposals that are described in more detail in Dana’s definitive proxy statement dated March 13, 2014 for the Annual Meeting of Shareholders. Including its Series B Preferred Stock on an as-if-converted basis for voting purposes, there were 157,896,791 shares of Dana common stock eligible to vote at the meeting. Each of the proposals was considered and approved by the requisite majority of votes cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

PROPOSAL I—Election of seven directors for a one-year term expiring in 2015 or upon the election and qualification of their successors:

	FOR	WITHHOLD
Virginia A. Kamsky	134,076,094	7,082,174
Terrence J. Keating	140,028,534	1,129,734
R. Bruce McDonald	140,708,461	449,807
Joseph C. Muscari	137,908,794	3,249,474
Mark A. Schulz	140,422,205	736,063
Keith E. Wandell	139,046,929	2,111,339
Roger J. Wood	140,858,698	299,570

PROPOSAL II—Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
124,253,033	10,328,478	6,576,757	11,035,526

PROPOSAL III—Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN
149,752,202	2,269,567	172,025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: May 7, 2014	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel
and Secretary

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